EXHIBIT 99a

EARNINGS RELEASE

October 24, 2022

Contact:	Lance A. Sellers
President and Chief Executive Officer Jeffrey N. Hooper Executive Vice President and Chief Financial Officer 828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER 2022 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported third quarter 2022 results with highlights as follows:

Third quarter 2022 highlights:

•	Net earnings were $5.3 million or $0.96 per share and $0.93 per diluted share for the three months ended September 30, 2022, as compared to $3.4 million or $0.61 per share and $0.59 per diluted share for the same period one year ago.
•	The Bank recognized $54,000 in Small Business Administration (SBA) Paycheck Protection Program (PPP) loan fee income during the three months ended September 30, 2022, as compared to $489,000 in PPP loan fee income for the same period one year ago.

Year to date highlights:

•	Net earnings were $12.0 million or $2.18 per share and $2.11 per diluted share for the nine months ended September 30, 2022, as compared to $12.1 million or $2.16 per share and $2.10 per diluted share for the same period one year ago.
•	The Bank recognized $948,000 in SBA PPP loan fee income during the nine months ended September 30, 2022, as compared to $3.0 million in PPP loan fee income for the same period one year ago.
•	Cash dividends were $0.69 per share during the nine months ended September 30, 2022, as compared to $0.49 per share for the prior year period.
•	Total loans were $1.0 billion at September 30, 2022, as compared to $884.9 million at December 31, 2021, despite a $17.9 million reduction in PPP loans during the nine months ended September 30, 2022.
•	Non-performing assets were $3.7 million or 0.22% of total assets at September 30, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021.
•	Total deposits were $1.5 billion at September 30, 2022, compared to $1.4 billion at December 31, 2021.
•	Core deposits, a non-GAAP measure, were $1.5 billion or 97.99% of total deposits at September 30, 2022, compared to $1.4 billion or 98.14% of total deposits at December 31, 2021.
•	Net interest margin was 3.02% for the nine months ended September 30, 2022, compared to 3.08% for the nine months ended September 30, 2021.

Three months ended September 30, 2022

Net earnings were $5.3 million or $0.96 per share and $0.93 per diluted share for the three months ended September 30, 2022, as compared to $3.4 million or $0.61 per share and $0.59 per diluted share for the prior year period. Lance A. Sellers, President and Chief Executive Officer, attributed the increase in third quarter net earnings to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.8 million for the three months ended September 30, 2022, compared to $10.6 million for the three months ended September 30, 2021. The increase in net interest income is due to a $3.2 million increase in interest income and a $43,000 decrease in interest expense. The increase in interest income is due to a $1.2 million increase in interest income and fees on loans, a $811,000 increase in interest income on balances due from banks and a $1.1 million increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a decrease in fee income on SBA PPP loans. The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits combined with higher yields on securities purchased during the second and third quarters of 2022. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $13.4 million for the three months ended September 30, 2022, compared to $10.7 million for the three months ended September 30, 2021. The provision for loan losses for the three months ended September 30, 2022 was $408,000, compared to a recovery of $182,000 for the three months ended September 30, 2021.The increase in the provision for loan losses is primarily attributable to an increase in reserves due to a net increase in the volume of loans in the general reserve pool.

Non-interest income was $6.8 million for the three months ended September 30, 2022, compared to $6.0 million for the three months ended September 30, 2021. The increase in non-interest income is primarily attributable to a $757,000 increase in appraisal management fee income due to an increase in appraisal volume and a $435,000 increase in service charge income, primarily due to service charge changes implemented in March 2022, which were partially offset by a $457,000 decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained in the Bank’s portfolio.

Non-interest expense was $13.5 million for the three months ended September 30, 2022, compared to $12.6 million for the three months ended September 30, 2021. The increase in non-interest expense is primarily attributable to a $595,000 increase in appraisal management fee expense due to an increase in appraisal volume, a $123,000 increase in salaries and employee benefits expense primarily due to an increase in insurance costs and a $130,000 increase in other non-interest expenses.

Nine months ended September 30, 2022

Net earnings were $12.0 million or $2.18 per share and $2.11 per diluted share for the nine months ended September 30, 2022, as compared to $12.1 million or $2.16 per share and $2.10 per diluted share for the prior year period. The decrease in year-to-date net earnings is primarily attributable to an increase in non-interest expense and an increase in the provision for loan losses, which were partially offset by an increase in net interest income and an increase in non-interest income compared to the prior year period, as discussed below.

Net interest income was $35.8 million for the nine months ended September 30, 2022, compared to $33.3 million for the nine months ended September 30, 2021. The increase in net interest income is due to a $2.1 million increase in interest income and a $393,000 decrease in interest expense. The increase in interest income is primarily due to a $1.5 million increase in interest income on investment securities and a $1.3 million increase in interest income on balances due from banks, which were partially offset by a $747,000 decrease in interest income and fees on loans. The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits combined with higher yields on securities purchased during the second and third quarters of 2022. The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve The decrease in interest income and fees on loans is primarily due to a decrease in fee income on SBA PPP loans. The decrease in interest expense is primarily due to a decrease in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $34.9 million for the nine months ended September 30, 2022, compared to $34.2 million for the nine months ended September 30, 2021. The provision for loan losses for the nine months ended September 30, 2022 was $889,000, compared to a recovery of $863,000 for the nine months ended September 30, 2021. The increase in the provision for loan losses is primarily attributable to an increase in reserves due to a net increase in the volume of loans in the general reserve pool.

Non-interest income was $21.2 million for the nine months ended September 30, 2022, compared to $18.0 million for the nine months ended September 30, 2021. The increase in non-interest income is primarily attributable to a $3.9 million increase in appraisal management fee income due to an increase in appraisal volume and a $1.1 million increase in service charge income, primarily due to service charge changes implemented in March 2022, which were partially offset by a $1.8 million decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained in the Bank’s portfolio.

Non-interest expense was $41.0 million for the nine months ended September 30, 2022, compared to $37.0 million for the nine months ended September 30, 2021. The increase in non-interest expense is primarily attributable to a $3.0 million increase in appraisal management fee expense due to an increase in appraisal volume and a $566,000 increase in salaries and employee benefits expense primarily due to an increase in insurance costs and a $476,000 increase in other non-interest expenses.

Income tax expense was $1.4 million for the three months ended September 30, 2022, compared to $824,000 for the three months ended September 30, 2021. The effective tax rate was 21.06% for the three months ended September 30, 2022, compared to 19.55% for the three months ended September 30, 2021. Income tax expense was $3.1 million for the nine months ended September 30, 2022 and 2021. The effective tax rate was 20.40% for the nine months ended September 30, 2022, compared to 20.17% for the nine months ended September 30, 2021.

Total assets were $1.7 billion as of September 30, 2022, compared to $1.6 billion at December 31, 2021. Available for sale securities were $444.4 million as of September 30, 2022, compared to $406.5 million as of December 31, 2021. Total loans were $1.0 billion as of September 30, 2022, compared to $884.9 million as of December 31, 2021. The increase in loans was achieved despite a $17.9 million reduction in PPP loans during the nine months ended September 30, 2022. The Bank had $103,000 and $18.0 million in PPP loans at September 30, 2022 and December 31, 2021, respectively.

Non-performing assets were $3.7 million or 0.22% of total assets at September 30, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021. Non-performing assets include $3.7 million in commercial and residential mortgage loans and $19,000 in other loans at September 30, 2022, compared to $3.2 million in commercial and residential mortgage loans and $51,000 in other loans at December 31, 2021.

The allowance for loan losses was $10.0 million or 1.00% of total loans at September 30, 2022, compared to $9.4 million or 1.06% at December 31, 2021. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.5 billion at September 30, 2022, compared to $1.4 billion at December 31, 2021. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.5 billion and $1.4 billion at September 30, 2022 and December 31, 2021, respectively. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s funding base. Certificates of deposit in amounts of $250,000 or more totaled $30.1 million at September 30, 2022, compared to $26.3 million at December 31, 2021.

Securities sold under agreements to repurchase were $38.0 million at September 30, 2022, compared to $37.1 million at December 31, 2021. Junior subordinated debentures were $15.5 million at September 30, 2022 and December 31, 2021. Shareholders’ equity was $103.9 million, or 6.78% of total assets, at September 30, 2022, compared to $142.4 million, or 8.77% of total assets, at December 31, 2021. The decrease in shareholders’ equity is primarily due to an increase in the unrealized loss on investment securities available for sale due to rate changes from December 31, 2021 to September 30, 2022. The Company repurchased 22,000 shares of its common stock during the nine months ended September 30, 2022 under the Company’s stock repurchase program, which was authorized in January 2022.

Peoples Bank operates 17 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

CONSOLIDATED BALANCE SHEETS
September 30, 2022, December 31, 2021 and September 30, 2021
(Dollars in thousands)

	September 30, 2022	December 31, 2021	September 30, 2021
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$55,063	$44,711	$42,098
Interest-bearing deposits	100,398	232,788	221,210
Cash and cash equivalents	155,461	277,499	263,308

Investment securities available for sale	444,367	406,549	402,905
Other investments	2,762	3,668	3,725
Total securities	447,129	410,217	406,630

Mortgage loans held for sale	975	3,637	9,086

Loans	1,004,907	884,869	891,005
Less: Allowance for loan losses	(10,030)	(9,355)	(8,963)
Net loans	994,877	875,514	882,042

Premises and equipment, net	18,508	16,104	16,625
Cash surrender value of life insurance	17,601	17,365	17,265
Accrued interest receivable and other assets	41,739	23,857	21,295
Total assets	$1,676,290	$1,624,193	$1,616,251

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$563,142	$514,319	$529,118
Interest-bearing demand, MMDA & savings	839,532	797,179	777,721
Time, $250,000 or more	30,118	26,333	26,357
Other time	68,299	74,917	76,769
Total deposits	1,501,091	1,412,748	1,409,965

Securities sold under agreements to repurchase	37,986	37,094	32,332
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	17,825	16,518	14,948
Total liabilities	1,572,366	1,481,824	1,472,709

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,641,030 shares at 9/30/22, 5,661,569 shares at
12/31/21, 5,661,569 shares at 9/30/21	52,752	53,305	53,305
Common stock held by deferred compensation trust,
at cost; 167,889 shares at 9/30/22, 162,193 shares
at 12/31/21, 160,611 shares at 9/30/21	(2,150)	(1,992)	(1,946)
Deferred compensation	2,150	1,992	1,946
Retained earnings	97,029	88,968	86,927
Accumulated other comprehensive income (loss)	(45,857)	96	3,310
Total shareholders' equity	103,924	142,369	143,542

Total liabilities and shareholders' equity	$1,676,290	$1,624,193	$1,616,251

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2022 and 2021
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$11,051	$9,807	$30,727	$31,474
Interest on due from banks	900	89	1,453	172
Interest on investment securities:
U.S. Government sponsored enterprises	1,580	679	2,676	1,899
State and political subdivisions	1,056	825	3,009	2,222
Other	24	21	67	93
Total interest income	14,611	11,421	37,932	35,860

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	494	577	1,263	1,617
Time deposits	134	181	421	584
Junior subordinated debentures	146	69	324	211
Other	44	34	117	106
Total interest expense	818	861	2,125	2,518

NET INTEREST INCOME	13,793	10,560	35,807	33,342
PROVISION FOR (RECOVERY OF) LOAN LOSSES	408	(182)	889	(863)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	13,385	10,742	34,918	34,205

NON-INTEREST INCOME:
Service charges	1,458	1,023	4,000	2,859
Other service charges and fees	169	187	540	570
Mortgage banking income	59	516	358	2,109
Insurance and brokerage commissions	213	266	709	764
Appraisal management fee income	2,711	1,954	9,656	5,775
Miscellaneous	2,183	2,094	5,904	5,876
Total non-interest income	6,793	6,040	21,167	17,953

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,177	6,054	18,469	17,903
Occupancy	2,038	1,999	5,886	5,891
Appraisal management fee expense	2,151	1,556	7,680	4,646
Other	3,089	2,959	9,004	8,528
Total non-interest expense	13,455	12,568	41,039	36,968

EARNINGS BEFORE INCOME TAXES	6,723	4,214	15,046	15,190
INCOME TAXES	1,416	824	3,070	3,064

NET EARNINGS	$5,307	$3,390	$11,976	$12,126

PER SHARE AMOUNTS
Basic net earnings	$0.96	$0.61	$2.18	$2.16
Diluted net earnings	$0.93	$0.59	$2.11	$2.10
Cash dividends	$0.18	$0.17	$0.69	$0.49
Book value	$18.99	$26.09	$18.99	$26.09

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2022 and 2021, and the year ended December 31, 2021
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2022	2021	2022	2021	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$490,617	$378,808	$453,371	$329,957	$349,647
Loans	971,592	889,455	925,178	917,473	908,682
Earning assets	1,624,128	1,534,672	1,595,485	1,462,616	1,483,519
Assets	1,686,147	1,619,442	1,665,600	1,547,405	1,568,417
Deposits	1,506,666	1,420,294	1,477,264	1,353,636	1,372,857
Shareholders' equity	114,289	144,650	127,835	146,912	147,741

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.39%	2.76%	3.02%	3.08%	2.99%
Return on average assets	1.25%	0.83%	0.96%	1.05%	0.96%
Return on average shareholders' equity	18.42%	9.30%	12.53%	11.04%	10.24%
Average shareholders' equity to total average assets	6.78%	8.93%	7.68%	9.49%	9.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,789	$9,287	$9,355	$9,908	$9,908
Provision for (Recovery of) loan losses	408	(182)	889	(863)	(1,163)
Charge-offs	(306)	(306)	(590)	(542)	(762)
Recoveries	139	164	376	460	1,372
Balance, end of period	$10,030	$8,963	$10,030	$8,963	$9,355

	September 30, 2022	September 30, 2021	December 31, 2021
	(Unaudited)	(Unaudited)	(Audited)
ASSET QUALITY:
Non-accrual loans	$3,708	$2,704	$3,230
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,708	$2,704	$3,230
Non-performing assets to total assets	0.22%	0.17%	0.20%
Loans modifications related to COVID-19	$-	$-	$-
Allowance for loan losses to non-performing assets	270.50%	331.47%	289.63%
Allowance for loan losses to total loans	1.00%	1.01%	1.06%
Allowance for loan losses to total loans, excluding PPP loans	1.00%	1.04%	1.08%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.57%	0.94%	0.78%
Risk Grade 2 (high quality)	19.68%	19.07%	19.12%
Risk Grade 3 (good quality)	72.87%	69.24%	70.41%
Risk Grade 4 (management attention)	5.63%	8.15%	7.70%
Risk Grade 5 (watch)	0.59%	1.88%	1.23%
Risk Grade 6 (substandard)	0.66%	0.72%	0.76%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At September 30, 2022, including non-accrual loans, there were no relationships exceeding $1.0 million in the Watch and Substandard risk grades.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(END)